Exhibit 10.37
Amendment # 10
Contract Number.: 8129
Version: 9
AMENDMENT TO THE SYSTEMS INTEGRATOR AGREEMENT
This Amendment (the “Amendment”) to the Systems Integrator Agreement (the “Agreement”) entered into by and between Cisco Systems, Inc., (“Cisco”) a California corporation having its principal place of business at 170 West Tasman Drive, San Jose, California, 95134, and INX Inc. (“Integrator”) having its principal place of business at 15960 Midway Road Suite 101, Addison, TEXAS, 75001, UNITED STATES, is effective the later of 18-Nov-2006 or the date of the electronic confirmation message received after this Amendment is accepted (the “Amendment Effective Date”).
WHEREAS, as of 13-Nov-2001, Cisco and Integrator entered into the Agreement, as amended (if applicable);
WHEREAS, Cisco has implemented an on-line contract system; and any extension, renewal, and/or amendment to the Agreement may be in electronic format and accepted on-line by means of such system, (including these terms the “On-line Amendment”) as described herein; and
WHEREAS, in order to implement an On-line Amendment, Cisco has delivered an e-mail to an authorized officer or representative of Integrator, which e-mail contained a link to this On-line Amendment. By clicking on the link, Integrator was presented with this On-line Amendment, which sets forth the terms and conditions of the extension, renewal and/or amendment of the Agreement and contains a means for acceptance.
NOW THEREFORE, the parties agree to amend the Agreement as follows:
1. The Agreement may be extended, renewed and/or amended by electronic means by accepting terms and conditions on-line and the provisions of such extension, renewal and/or amendment shall for all purposes be legally enforceable and binding on the parties as if the Agreement was extended, renewed and/or amended in writing and signed by both parties. The On-line Amendment shall be deemed signed and thus the terms hereof agreed to, if Integrator clicks on the ‘Renew’ button and thereby accepts the On-line Amendment. All references to writing or written amendments in the Agreement shall be deemed to include any Online Amendment, and all references to signature shall include on-line acceptance. Integrator waives any challenge to the validity or enforceability of any renewals, extensions and/or amendments to the Agreement or the terms of any of the forgoing on the grounds that the terms of any renewal, extension and/or amendment were presented on-line or electronically or acceptance of such renewal, extension and/or amendment was electronically transmitted or accepted.
2. The term of the Agreement shall be renewed for an additional two (2) year period commencing on the Amendment Effective Date. If the Agreement expired prior to the Amendment Effective Date, any orders received and Products purchased between the date of expiration and the Amendment Effective Date shall be in all respects deemed made under the Agreement as in effect prior to this On- line Amendment.
3. The support exhibits currently in the Agreement shall be deleted in their entireties and replaced with the relevant Support Exhibits for which Integrator qualifies as posted on http://www.cisco.com/web/partners/support/integrator_support_exhibits.html, which are incorporated into the Agreement by this reference.
4. The Exhibit for the Purchase and Resale of Cisco Transactional Advanced Services, posted on http://www.cisco.com/web/partners/support/integrator_support_exhibits.html, is incorporated into the Agreement by this reference (collectively with the above relevant Support Exhibits in paragraph 3, the “New Exhibits”).
5. To the extent that there are any pre-existing exhibits (“Superseded Exhibits”) in the Agreement dealing with subject matters which in Cisco’s reasonable opinion are materially similar to those of the New Exhibits, then: (a) such Superseded Exhibits are hereby superseded by the appropriate New Exhibits, and (b) all references to such Superseded Exhibits shall be regarded as references to the appropriate New Exhibits. This paragraph applies without affecting the generality of paragraph 8 below.
6. Integrator represents and warrants that before clicking on the “Renew” button as described in paragraph 1 above, it: (a) has obtained copies of all applicable new Exhibits by downloading such New Exhibits from http://www.cisco.com/web/partners/support/integrator_support_exhibits.html, or otherwise requesting them from Cisco, and (b) has read and understood, and accepts, the terms and conditions set forth in such New Exhibits.
7. It is acknowledged that in entering into this On-line Amendment, Cisco has relied upon Integrator’s representation and warranty in paragraph 6 above.
8. To the extent that there is conflict between the Agreement and this On-line Amendment, the terms of this On-line Amendment shall take precedence over the terms and conditions of the Agreement with regards to the subject matter described herein.
9. All other terms and conditions of the Agreement remain unchanged and in full force and effect.
The parties hereto have caused this On-line Amendment to be accepted on-line or signed by its duly authorized officer or representative as of the Amendment Effective Date.

     EXHIBIT FOR THE PURCHASE AND RESALE OF CISCO TRANSACTIONAL ADVANCED SERVICES
This Exhibit for the Purchase and Resale of Cisco Transactional Advanced Services (“Exhibit”), and all referenced Appendices, supplement the Agreement, and govern Integrator’s purchase of Transactional Advanced Services for its own Internal Use and for Resale to End Users. Any capitalized terms not defined herein shall have the meaning ascribed to such terms in the Agreement or the Amendment. Except as modified by this Exhibit, all terms and conditions of the Agreement shall remain in full force and effect. To the extent there is a conflict between the terms of the Agreement and this Exhibit, the terms of this Exhibit shall control as to the subject matter of this Exhibit.
1.	Definitions (for the purposes of this Exhibit only) are those in Appendix A (Glossary of Terms) at the end of this Exhibit or as defined in the Agreement.

2.	Scope.
a.	This Exhibit amends the Agreement to include the terms and conditions under which Integrator may purchase Transactional Advanced Services from Cisco for: (i) its Internal Use and (ii) Resale to End Users. The terms and conditions under which Integrator may purchase and resell subscription (Service Description-based) Advanced Services, if any, are as set forth in the Agreement, and are not modified in any way by this Exhibit.

b.	The Cisco Brand Resale Support Exhibit or Cisco Brand Resale Support Appendix (as the case may be) as set forth in the Agreement is hereby amended to allow for the purchase and resale of Transactional Advanced Services to End Users.

c.	The term “Services” as defined in the Agreement and related Support Exhibit(s) is hereby amended to include Transactional Advanced Services. Except as set forth herein, all terms and conditions regarding Integrator’s purchase and resale of Services (including Transactional Advanced Services), and delivery of such Services by Cisco shall be as set forth in the Agreement.
3.	Orders. Integrator shall, upon and subject to approval by Cisco, purchase Transactional Advanced Services by issuing a Purchase Order. For Transactional Advanced Services intended for Resale to an End User, Integrator will comply with the resale procedure as set forth in this Exhibit. Each Purchase Order must be signed/sealed, as applicable, if requested by Cisco, or (in the case of electronic transmission) sent, by an authorized representative, indicating the SOW project identification number, specific Services, quantity, price, total purchase price, bill-to and ship-to names (if for Resale), addresses, tax exempt certifications, if applicable, reference to this Exhibit, and any other special instructions. No contingency contained on any Purchase Order shall be binding upon Cisco. The terms of this Exhibit shall apply, regardless of any additional or conflicting terms on any Purchase Order or other correspondence or documentation submitted by Integrator to Cisco, and any such additional or conflicting terms are deemed rejected by Cisco.

4.	Advanced Services — Statements of Work.
a.	The Transactional Advanced Services will be provided by Cisco pursuant to the terms and conditions of this Exhibit and the Agreement. Cisco may use subcontractors (under separate contract to Cisco) to perform the Transactional Advanced Services, or portion(s) thereof.

b.	Cisco will not proceed with performing Transactional Advanced Services until both Integrator and Cisco have signed the applicable SOW. Each SOW, once signed by both parties, shall become a part of this Exhibit. Each SOW shall at least include:
-	A description of each party’s obligations;

-	An estimated performance schedule, including Milestones, when applicable;

-	Completion criteria that Cisco will meet to fulfill its obligations under the SOW; and

-	Identification of primary contacts for Cisco, Integrator and End User, if applicable.
c.	SOWs may only be amended by a written document signed by each party’s authorized representative, and per the change management procedures set forth therein.

d.	The applicable SOW(s) exclusively define the scope of the Transactional Advanced Services. Integrator agrees that Cisco is not responsible for providing any Services (to Integrator or End User, as applicable) beyond those explicitly set forth in the SOW(s). To the extent there is a conflict between the terms of a SOW and this Exhibit, the terms of this Exhibit shall control, unless explicitly stated otherwise in the SOW.
5.	Pricing.
a.	Prices for Transactional Advanced Services shall be as specified in the applicable SOW.

b.	All prices are exclusive of any taxes, fees, duties or other applicable amounts. Integrator shall pay the taxes related to Transactional Advanced Services purchased pursuant to this
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Exhibit, or Integrator shall present an exemption certificate acceptable to the taxing authorities. Applicable taxes, if any, shall be billed as a separate item on the invoice. Cisco reserves the right to increase the Transactional Advanced Service fee in the event Integrator determines any withholding tax obligation prevents Cisco from receiving the specified prices for such Transactional Advanced Services pursuant to Section 5(a) above.

c.	Prices for Transactional Advanced Services are not subject to any discount.
6.	Payment and Invoicing.
a.	Payment. All Purchase Orders are subject to credit approval and, subject thereto, payment terms are net thirty (30) days from the date of invoice. Unless otherwise agreed by Cisco, all payments shall be made in the currency used by the Cisco Systems entity with which Integrator has placed its Purchase Order. Any sum not paid by Integrator when due shall bear interest from the due date until paid at a rate of: (i) ten (10) per cent per annum or (ii) the maximum rate permitted by law, whichever is less.

b.	Invoicing. Cisco will invoice Integrator upon completion of each Milestone as defined in the SOW, per the SOW’s Milestone schedule. Invoices may contain multiple Milestones. The SOW Milestone schedule supersedes any Milestones identified in a Purchase Order; nevertheless, unless otherwise mutually agreed upon via a change management procedure, the total invoiced amounts for SOW Milestones shall not exceed the total amount of Integrator’s Purchase Order. Integrator shall not delegate to End User (or any other third party) or otherwise assign the task of accepting or assessing completion of Milestones; any language to the contrary in any SOW is void and of no effect. If a SOW does not contain a Milestone schedule, Cisco will invoice Transactional Advanced Services performed under such SOW as set forth in such SOW.
7.	Term and Termination.
a.	The term of this Exhibit is effective as of the Amendment Effective Date and shall, subject to any early termination as provided herein, terminate when the Agreement is terminated or expires.

b.	The term of each SOW shall commence on the last date of signature of the SOW and continue until last Milestone completion, unless otherwise specified in the SOW.

c.	Cisco shall have a lead-time of up to sixty (60) days from acceptance of Purchase Order for scheduling of Transactional Advanced Services.

d.	This Exhibit, and any Transactional Advanced Services being performed hereunder, may be terminated immediately by either party upon written notice:
(i)	if the other party breaches any of the material provisions of this Exhibit and the breach is not capable of being cured or after providing thirty (30) days written notice to the breaching party if the breaching party fails to cure such breach within such period;

(ii)	if the other party: (w) ceases, or threatens to cease to carry on business as a going concern; or (x) becomes or may become the object of the institution of voluntary or involuntary proceedings in bankruptcy or liquidation, or (y) a receiver or similar officer is appointed with respect to the whole or a substantial part of its assets; or (z) an event similar to any of the foregoing occurs under applicable law; or

(iii)	if, except as provided below, either party assigns (by operation of law or otherwise, including merger) or transfers any of the rights or responsibilities granted under this Exhibit or any SOW, without the prior written consent of the other party, or in the event of a sale of all or substantially all of such party’s assets, or transfer of a controlling interest in such party to an unaffiliated third party. Notwithstanding the foregoing: (y) Cisco reserves the right to subcontract Transactional Advanced Services to any Affiliate or third party organization to provide Transactional Advanced Services to Integrator, and (z) Cisco may assign this Exhibit or all or any portion of its rights and obligations hereunder, to any Affiliate of Cisco.
e.	If Transactional Advanced Services fees are not paid when due and payment has not been received within thirty (30) days after notice from Cisco of such past due payment, Cisco may withhold the provision of Transactional Advanced Services until all amounts past due are paid in full, and/or immediately terminate this Exhibit or any SOW(s).

f.	If, following termination or expiration of this Exhibit, Integrator places Purchase Orders and Cisco accepts such Purchase Orders, then any such Purchase Orders shall be governed by the terms and conditions of this Exhibit notwithstanding the earlier expiration or termination of this Exhibit; provided, however,
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that acceptance by Cisco of any such Purchase Order will not be considered a renewal of this Exhibit.

g.	Each SOW shall terminate immediately upon termination of this Exhibit, unless otherwise agreed by the parties. Notwithstanding the foregoing, the parties’ ongoing obligations under any non-terminated SOWs will continue through the end of their defined term, unless otherwise agreed by the parties in writing.

h.	Upon termination of this Exhibit or any SOW, Integrator shall pay Cisco for all work Cisco has performed up to the effective date of termination at the agreed upon prices, fees and expense reimbursement rates.
8.	Procedure to Resell Transactional Advanced Services.
a.	Resale Procedure. The following procedure is for Integrator’s Resale of Transactional Advanced Services to End User(s):
(i)	Integrator will submit a request for services and a request for proposal (“RFP”) for the proposed Transactional Advanced Services to Cisco. The RFP should include the following information: End User name, relevant information regarding End User’s Network(s), Product(s) and Software involved, and the scope of the requested Transactional Advanced Services.

(ii)	Upon receipt of the RFP, Cisco will work with Integrator to size and scope the proposed Transactional Advanced Services, and provide Integrator with a quote for Transactional Advanced Services as a SOW. A valid SOW will identify the Transactional Advanced Services and any Deliverables, the respective responsibilities of Cisco, Integrator and End User, any special terms and conditions, the price for such Transactional Advanced Services and the period during which such Transactional Advanced Services shall be provided. Each SOW must: (y) be signed by a duly authorized representative of Cisco and (z) have a unique Cisco reference number. No SOW is valid without an accompanying Cisco reference number.

(iii)	Integrator shall sign the SOW, and submit the SOW to Cisco.

(iv)	Integrator shall issue to Cisco a valid Purchase Order that references the SOW.

(v)	If Cisco accepts Integrator’s Purchase Order and the signed SOW, Cisco will:

(1)	Signify its acceptance of the SOW;

(2)	Confirm receipt and entry of Integrator’s Purchase Order; and

(3)	Schedule commencement of such Transactional Advanced Services pursuant to the SOW within sixty (60) days.
b.	Cisco’s Rights and Obligations.
(i)	Cisco will make available for resale by Integrator only the Transactional Advanced Services described in a Cisco SOW as a response to an Integrator RFP.

(ii)	The Transactional Advanced Services described in the SOW will be subject to the Change Management Procedures defined therein.

(iii)	Cisco has the right to refuse to provide Transactional Advanced Services requested in an RFP, and any Transactional Advanced Services as a result of the Change Management Procedures, at its sole discretion.

(iv)	Cisco has no obligation to fulfill Transactional Advanced Services represented by Integrator to End User that are not explicitly set forth in a SOW accepted by Cisco.
c.	Integrator’s Rights and Obligations. For Transactional Advanced Services for which Integrator has followed the above procedure to resell, and after Cisco has accepted the SOW for such Transactional Advanced Services:
(i)	Integrator is authorized, on a nonexclusive basis, to resell such Transactional Advanced Services to End User pursuant to the provisions of this Exhibit.

(ii)	Integrator agrees that prior to accepting a purchase order from an End User for such Transactional Advanced Services, Integrator shall either:
(1)	Ensure that for each Transactional Advanced Service purchased, End User understands Cisco’s obligations and End User’s responsibilities and obligations under the applicable SOW; or

(2)	Include the project scope and responsibilities of each party for each Transactional Advanced Service as set forth in the applicable SOW in its separate contract(s) with End User for each Transactional Advanced Service resold by Integrator, and disclose that
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Integrator has contracted with Cisco for the provision of such Transactional Advanced Services.
(iii)	Integrator shall provide to Cisco, and Cisco shall ensure that its personnel or subcontractors make commercially reasonable efforts to comply with End User’s security regulations in their activities at End User sites or in connection with End User systems; however, Cisco’s personnel or agents shall not be required to sign individual agreements with End User or Integrator or waive any personal rights such personnel or agents might have.
9.	Warranty.
a.	ALL TRANSACTIONAL ADVANCED SERVICES PROVIDED HEREUNDER SHALL BE PERFORMED IN A WORKMANLIKE MANNER. EXCEPT AS SPECIFIED IN THIS SECTION 9, CISCO HEREBY DISCLAIMS AND INTEGRATOR WAIVES ALL REPRESENTATIONS, CONDITIONS AND WARRANTIES (WHETHER EXPRESS, IMPLIED, OR STATUTORY), INCLUDING WITHOUT LIMITATION, ANY WARRANTY OR CONDITION: (I) OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, TITLE, SATISFACTORY QUALITY, QUIET ENJOYMENT OR ACCURACY, OR (II) ARISING FROM ANY COURSE OF DEALING, COURSE OF PERFORMANCE, OR USAGE IN THE INDUSTRY.

b.	TO THE EXTENT AN IMPLIED WARRANTY CANNOT BE DISCLAIMED, SUCH WARRANTY IS LIMITED IN DURATION TO THE APPLICABLE EXPRESS WARRANTY PERIOD. INTEGRATOR’S SOLE AND EXCLUSIVE REMEDY FOR BREACH OF WARRANTY SHALL BE, AT CISCO’S OPTION, RE-PERFORMANCE OF THE TRANSACTIONAL ADVANCED SERVICES; OR TERMINATION OF THIS EXHIBIT OR THE APPLICABLE TRANSACTIONAL ADVANCED SERVICES AND RETURN OF THE PORTION OF THE TRANSACTIONAL ADVANCED SERVICE FEES PAID TO CISCO BY INTEGRATOR FOR SUCH NON-CONFORMING TRANSACTIONAL ADVANCED SERVICES.
10.	Limitation of Liability and Consequential Damages Waiver.
a.	TO THE EXTENT REQUIRED UNDER LOCAL LAW, NOTHING IN THIS EXHIBIT SHALL LIMIT: (I) CISCO’S, ITS AFFILIATES’, OFFICERS’, DIRECTORS’, EMPLOYEES’, AGENTS’ AND SUPPLIERS’ COLLECTIVE LIABILITY TO INTEGRATOR FOR BODILY INJURY OR DEATH CAUSED BY THEIR NEGLIGENCE, OR (II) CISCO’S LIABILITY FOR FRAUDULENT MISREPRESENTATION OR IN THE TORT OF DECEIT.

b.	ALL LIABILITY OF CISCO, ITS AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND SUPPLIERS COLLECTIVELY FOR CLAIMS ARISING UNDER THIS EXHIBIT OR OTHERWISE HOWSOEVER ARISING SHALL BE LIMITED TO THE AMOUNT PAID BY INTEGRATOR TO CISCO PURSUANT TO THE RELEVANT SOW DURING THE TWELVE (12) MONTH PERIOD PRECEDING THE EVENT OR CIRCUMSTANCES FIRST GIVING RISE TO SUCH LIABILITY. THIS LIMITATION OF LIABILITY IS CUMULATIVE AND NOT PER-INCIDENT (I.E., THE EXISTENCE OF TWO OR MORE CLAIMS WILL NOT ENLARGE THIS LIMIT).

c.	SUBJECT TO THE EXCEPTIONS SET OUT IN SECTION 10(a), OR INTEGRATOR’S BREACH OF SECTION 11, IN NO EVENT SHALL EITHER PARTY, ITS RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR SUPPLIERS BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, OR LOST REVENUE, LOST PROFITS, LOST BUSINESS OPPORTUNITY, OR LOST OR DAMAGED DATA, WHETHER ARISING IN CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN INFORMED OF THE POSSIBILITY THEREOF.
11.	License. Nothing in any SOW shall amend the licenses provided with any Cisco hardware or software products. Integrator’s and End User’s intellectual property license rights provided hereunder, if any, shall be as set forth in Appendix B. The provisions in Appendix B apply only to those Transactional Advanced Services, Deliverables and other Intellectual Property detailed in any SOW.
a.	If the Transactional Advanced Services are for Resale by Integrator to End User, then:
(i)	Integrator hereby agrees to provide a copy of the terms and conditions in Appendix B (or substantially similar terms and conditions) to End User and have End User agree to be bound by such terms and conditions pursuant to a legally enforceable written agreement. Integrator agrees that it will be liable to Cisco for any breach of such terms and conditions by End User; and
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(ii)	Except as otherwise set forth in a separate written agreement with Cisco or in an applicable SOW and subject to the terms and conditions herein, Cisco hereby grants Integrator a limited, non-exclusive, non-transferable right (without right to sublicense) to use, copy and distribute to End User: (i) Software provided as a result of Transactional Advanced Services, if any, (ii) the Deliverables specified in each SOW (in object code form if Software), if any, and (iii) Data Collection Tools, if any, solely for the purpose of fulfilling any Integrator obligations to End User as explicitly set forth in an applicable SOW, if any.
12.	Ownership. As between Integrator and Cisco, Cisco shall at all times retain all right, title and interest in and to all pre-existing Intellectual Property owned by Cisco as of the Amendment Effective Date and all Intellectual Property in and to the Transactional Advanced Services, Products, Deliverables and Data Collection Tools or other Intellectual Property provided or developed by Cisco or a third party on Cisco’s behalf thereafter. As between Integrator and Cisco, Integrator shall at all times retain all right, title and interest in and to all pre-existing Intellectual Property owned by Integrator as of the Amendment Effective Date and all Intellectual Property that is developed by Integrator or by a third party on Integrator’s behalf thereafter without the benefit of any of Cisco’s Intellectual Property. Third party hardware and software shall at all times be owned by the applicable third party.

13.	Contracting with U.S. Federal Government. To the extent Transactional Advanced Services engagements relate to a U.S. Federal Government contract, Cisco’s Transactional Advanced Services offerings are “commercial item” as that term is defined under FAR 2.101. Cisco offers and/or provides these services upon a competitive basis and in substantial quantities in the commercial marketplace based upon established market prices for specific tasks performed under standard commercial terms and conditions.

14.	Survival. Sections 6 (Payment and Invoicing), 7 (Term and Termination), 9 (Warranty), 10 (Limitation of Liability and Consequential Damages Waiver), 11 (License), 12 (Ownership), 14 (Survival) and the Glossary of Terms and License Rights Appendices shall survive the termination or expiration of this Exhibit.
[Appendix A, Glossary of Terms and
Appendix B, License Rights, Follows]
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APPENDIX A
GLOSSARY OF TERMS
Advanced Services means the proactive services as set forth in the AS Service Description(s) found at http://www.cisco.com/go/servicedescriptions and/or SOW(s) selected by the Integrator. Advanced Services does not include Cisco’s core maintenance services, such as Smartnet or Software Application Services, nor does it apply to the purchase, support or maintenance of any Products. Only SOW-based Transactional Advanced Services are covered by this Exhibit.
Affiliate with respect to a party, means any corporation, firm, partnership, limited liability company or other entity, whether de jure or de facto, that directly or indirectly owns, is owned by, or is under common ownership with such party to the extent of at least fifty percent (50%) of the equity having the power to vote on or direct the affairs of such party, and any person, firm, partnership, corporation, limited liability company or other entity actually controlled by, controlling, or under common control with such party.
Deliverable(s) means, with respect to each SOW, the items specified as deliverables in the SOW, if any.
Intellectual Property means any and all tangible and intangible: (i) rights associated with works of authorship throughout the world, including but not limited to copyrights, neighboring rights, moral rights, and mask works, and all derivative works thereof, (ii) trademark and trade name rights and similar rights, (iii) trade secret rights, (iv) patents, designs, algorithms and other industrial property rights, (v) all other intellectual and industrial property rights (of every kind and nature throughout the world and however designated) whether arising by operation of law, contract, license, or otherwise, and (vi) all registrations, initial applications, renewals, extensions, continuations, divisions or reissues thereof now or hereafter in force (including any rights in any of the foregoing).
Milestone means a specific goal, objective or event pertaining to Transactional Advanced Services described under the terms of the SOW, as applicable.
Statement of Work or SOW means the documents agreed upon by the parties pursuant to this Exhibit that define the services and deliverables, if any, to be provided thereunder.
Transactional Advanced Services means the project related or consultancy services sold under a Statement of Work.

APPENDIX B
LICENSE RIGHTS
a.	Licensee shall mean either the End User (in the case of Transactional Advanced Services intended for Resale to End User) or Integrator (in the case of Transactional Advanced Services sold to Integrator for Integrator’s Internal Use).

b.	Cisco grants to Licensee a worldwide, non-exclusive and non-transferable license to use for Licensee’s internal business use only: (i) Software provided as a result of Transactional Advanced Services, if any, (ii) the Deliverables specified in each SOW (in object code form if Software), if any, and (iii) Data Collection Tools, if any. This license grant does not include the right to sublicense.

c.	This license shall be governed by: (i) the terms and conditions attached to the Software or in the absence of such terms by the license posted at http://www.cisco.com/en/US/products/prod warranties item09186a008025c927.html and (ii) this Exhibit and the Agreement.

d.	Licensee agrees that it is licensed to use Software: (1) only on Hardware; or (2) in the case of Application Software, on third party hardware, (except as otherwise authorized in the Software Documentation); or (3) in the case of Data Collection Tools, in object code form only, on the Data Collection Tool on which such Software is provided.

e.	The license is perpetual, provided Licensee is not in breach of this Exhibit. Notwithstanding the above, the license for Data Collection Tools is valid until the earlier of: (i) the expiration or termination of the SOW under which the Data Collection Tool was provided; or (ii) Cisco’s request to Licensee that the Data Collection Tool(s) be returned to Cisco.

f.	Except as expressly authorized, neither End User nor Integrator shall (nor permit a third party to): download more than one copy of the Software, copy, in whole or in part, any Software, Deliverable or Data Collection Tool, make error corrections or otherwise modify, decompile, decrypt, reverse engineer, disassemble or otherwise reduce all or any portion of any Software, Deliverable or Data Collection Tool which is software to human-readable form; or transfer, sublicense, rent, lease, distribute, sell, or create derivative works of any Deliverables. There are no implied licenses and all rights not expressly granted herein are reserved to Cisco.

g.	When Licensee updates or upgrades a copy of Software to a new release, Licensee shall not use (except for a limited period of parallel testing) the new Software release and the corresponding copy of the previous Software release concurrently. Under no circumstances shall the previous release be reused or transferred to any other device(s).

h.	U.S. Government End User Purchasers. The Software and Documentation qualify as “commercial items,” as that term is defined at Federal Acquisition Regulation (“FAR”) (48 C.F.R.) 2.101, consisting of “commercial computer software” and “commercial computer software documentation” as such terms are used in FAR 12.212. Consistent with FAR 12.212, FAR 52.227-19 Commercial Computer Software—Restricted Rights and DoD FAR Supp. 227.7202-1 through 227.7202-4, and notwithstanding any other FAR or other contractual clause to the contrary in any agreement into which this Exhibit may be incorporated, Customer may provide to Government end user or, if this Exhibit is direct, Government end user will acquire, the Software and Documentation with only those rights set forth in this Exhibit. Use of either the Software or Documentation or both constitutes agreement by the Government that the Software and Documentation are “commercial computer software” and “commercial computer software documentation,” and constitutes acceptance of the rights and restrictions herein.